UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2010 (July 14, 2010)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

A special meeting of Xfone, Inc.’s (the “Company”) shareholders was held on July 14, 2010, at the offices of Gersten Savage LLP in New York, New York.  The Company filed its definitive proxy statement for the proposal voted upon at the special meeting with the U.S. Securities and Exchange Commission on June 15, 2010 (File No. 001-32521 which can be viewed at: www.sec.gov).

As of May 24, 2010, the record date for the special meeting, 21,119,488 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), were issued and outstanding. A quorum of 14,901,552  shares of Common Stock (70.55%) were present or represented at the special meeting. The following item of business was voted upon by the stockholders at the special meeting:

A proposal to approve that certain agreement dated January 29, 2010 which the Company entered into with Abraham Keinan, a significant shareholder and Chairman of the Board of the Company, and AMIT K LTD, a company registered in England & Wales which is wholly owned and controlled by Mr. Keinan, and the transaction  pursuant thereto, whereby the Company will sell to Mr. Keinan through AMIT K LTD, as buyer, all of the Company’s interests in five (5) of its subsidiaries: Swiftnet Limited, Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited (the “Transaction”).  The voting results were as follows:

For	Against	Abstained
11,488,046	142,023	3,271,483

The Company intends to consummate the Transaction as soon as practicable.

Item 9.01                       Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: July 14, 2010	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director